Exhibit 8.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

June 24, 2024

Amprius Technologies, Inc.

1180 Page Ave

Fremont, CA 94538

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Amprius Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission and a related prospectus included in the Registration Statement (the “Prospectus”). The Registration Statement and Prospectus relate to (i) the proposed offer (the “Offer”) to the holders of certain of the Company’s outstanding warrants identified in the Registration Statement (the “Private Warrants”) to exchange each Warrant for 0.197 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), as described in the Registration Statement. Capitalized terms not defined herein have the meanings assigned to such terms in the Registration Statement and Prospectus.

In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) the Registration Statement (including all exhibits and schedules thereto) and such other instruments and documents related to the formation, organization and operation of the Company or to the consummation of the Offer and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

1.

All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

2.

All representations, warranties, and statements made or agreed to by the Company and by its management, employees, officers, directors, and stockholders in connection with the Offer, including, but not limited to, those set forth in the Registration Statement are, or will be, true, complete and accurate at all relevant times.

3.	The Offer will be consummated as described in the Registration Statement.

AUSTIN BEIJING BOSTON BOULDER BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

June 24, 2024

Based upon and subject to the foregoing and consideration of applicable law, subject to the assumptions, limitations, and qualifications set forth therein, the discussion in the Prospectus under the caption “The Offer—Material U.S. Federal Income Tax Consequences” is our opinion of the material U.S. federal income tax consequences of the receipt of shares of Common Stock in exchange for the Private Warrants pursuant to the Offer and the ownership and disposition of shares of Common Stock.

The foregoing opinion is based upon the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Treasury Regulations and temporary Treasury Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. Our opinion is not binding on the U.S. Internal Revenue Service or any court and there is no assurance or guarantee that the U.S. Internal Revenue Service or a court will agree with our conclusions.

We express no opinion as to any tax laws other than the U.S. federal income tax laws of the United States and do not undertake to advise you as to any changes in such U.S. federal tax law after the date hereof that may affect our opinion. We caution that to the extent any of the representations, warranties, covenants and assumptions material to our opinion and upon which we have relied are not complete, are inaccurate or are not complied with in all material respects, our opinion as set forth above could be adversely affected. Further, this opinion is solely for your benefit and shall not inure to the benefit of any other person, including without limitation any successor or assign of yours, whether by operation of law or otherwise, and is not to be used or relied upon for any other purpose except in connection with the Offer without our express written permission.

This opinion has been provided for your use in connection with the Registration Statement. We hereby consent to the use of our name in “The Offer—Material U.S. Federal Income Tax Consequences” section of the Registration Statement and the use of the opinion letter as an exhibit to the Registration Statement. In giving the consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

* * *

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation